EXHIBIT 32
SECTION 1350 CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 each of the undersigned hereby certifies in his or her capacity as an officer of Richmond Mutual Bancorporation, Inc.  (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2026, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly represents, in all material respects, the financial statements included in such report.

Date: August 13, 2026	/s/ Garry D. Kleer
Garry D. Kleer
Chairman and Chief Executive Officer

Date: August 13, 2026	/s/ Bradley M. Glover
Bradley M. Glover
Executive Vice President and Chief Financial Officer